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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       ---------------------------------

       Date of Report (Date of earliest event reported): August 31, 2000



                       PROVIDENT BANKSHARES CORPORATION
            (Exact name of registrant as specified in its charter)


MARYLAND                            0-16421                    52-1518642
(State or other Juris-            (Commission                 (IRS Employer
diction of Incorporation)         File Number)              Identification No.)


             114 EAST LEXINGTON STREET, BALTIMORE, MARYLAND 21202
         (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code: (410) 277-7000


                                NOT APPLICABLE
         (Former name or former address, if changed since last report)






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ITEMS 1, 2, 3, 4, 6, 7, 8 AND 9.   NOT APPLICABLE.

ITEM 5.     OTHER EVENTS.
            ------------

      On August 31, 2000, Provident Bankshares Corporation ("Provident") completed its acquisition of Harbor Federal Bancorp, Inc. ("Harbor"), based in Baltimore, Maryland, the holding company of Harbor Federal Savings Bank. Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), each share of the issued and outstanding common stock, par value $0.01 per share, of Harbor was converted into the right to receive 1.256 shares of Provident's common stock, par value $1.00 per share. Provident will issue approximately 2,100,000 shares of its common stock in connection with the merger. In addition, on August 31, 2000, Harbor Federal Savings Bank, a federally chartered stock savings bank, was merged with and into Provident Bank of Maryland, a Maryland state-chartered stock commercial bank ("Provident Bank"), with Provident Bank being the surviving institution.









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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PROVIDENT BANKSHARES CORPORATION


                                   By:  /s/ Peter M. Martin
                                        -------------------------------------
                                        Peter M. Martin
                                        Chairman of the Board, President
                                          and Chief Executive Officer


Dated:  August 31, 2000








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